       COVER


                     REVISED ARTICLES OF INCORPORATION

                                     OF

                         UNION PACIFIC CORPORATION


                            -------------------

                            Adopted May 1, 1969

                            -------------------


              Including Amendments Effective January 27, 1977,
               April 25, 1980, April 19, 1985, May 12, 1987,
                     April 17, 1992 and April 25, 1996


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                           ARTICLES OF AMENDMENT

                                   TO THE

                         ARTICLES OF INCORPORATION

                                     OF

                         UNION PACIFIC CORPORATION

                           ---------------------

     Pursuant to the provisions of Sections 57 and 60 of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment, constituting Revised Articles of Incorporation, to its Articles of
Incorporation:

     1.  The name of the corporation is Union Pacific Corporation.

     2. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on May 1, 1969, in the manner prescribed by the Utah Business Corporation Act:

                     REVISED ARTICLES OF INCORPORATION

                                     OF

                         UNION PACIFIC CORPORATION

     FIRST: The name of the Corporation is Union Pacific Corporation.

     SECOND: The period of duration of the corporation is perpetual.

     THIRD: The purpose or purposes for which the corporation is organized are:

         1. To engage in any and all transportation activities, including transportation by rail, motor vehicle, pipeline, water carrier and aircraft, and any other means of conveyance whatsoever now in existence or at any time hereafter produced, invented or developed, wheresoever situated.

         2. To engage in any and all activities concerned with the development, production and marketing of natural resources, wheresoever situated, including acquiring, using, enjoying, turning to account, drilling for, mining, manufacturing, processing, working, refining, handling, contracting for, purchasing, taking, receiving, investing in, leasing, subleasing, owning, holding, exploring for, managing,

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     dealing in, deeding, mortgaging, pledging, exchanging, trading, selling, conveying, assigning and disposing of oil, gas, coal and other minerals, timber, water and any other natural resources, and including the construction and maintenance of wells, mines, pipelines, refineries, plants, mills, reservoirs, dams, ditches and any other facilities useful or convenient in the conduct of the foregoing activities.

         3. To engage in any and all real estate activities, including acquiring, using, enjoying, turning to account, contracting for, constructing, purchasing, taking, receiving, investing in, leasing, subleasing, owning, holding, maintaining, improving, developing, working, operating, exploring, managing, dealing in, deeding, mortgaging, pledging, exchanging, trading, selling, conveying, assigning and disposing of any and all kinds of real property, wheresoever situated, and any and all rights, privileges, options, concessions, licenses, claims, grants, franchises, easements, royalties, tenements, estates and interests therein, including the power to engage in any and all hotel, innkeeping, tourist and restaurant activities.

         4. To acquire, use, enjoy, turn to account, or become interested in, by means of investment in, purchase, contract, merger, consolidation, lease, sublease, deed, mortgage, pledge, exchange, conveyance, assignment, participation in syndicates or otherwise, all or any part of the business, securities, rights, privileges, franchises, good will, assets and properties of any person, corporation, joint-stock company, joint venture, association, partnership, firm, trust, or syndicate, or of the United States, any state, municipality, district or territory thereof, any foreign country, or any other body politic, or any subdivision, instrumentality or agency of the foregoing, or of any other entity engaged in any activity whatsoever and wheresoever situated, and to pay for the same in whole or in part by cash, shares, stocks, bonds, debentures, voting trust certificates, scrip, warrants, rights, trust receipts, bank acceptances, coupons, trust deeds, mortgages, commercial paper, income certificates, certificates of indebtedness, certificates of interest, notes and other choses in action, obligations, securities, evidences of indebtedness, or any similar instruments of whatsoever kind, or otherwise, and to undertake or assume all or any part of the debts, obligations and liabilities of the foregoing entities.

         5. To acquire, use, enjoy, turn to account, or become interested in, by means of investment in, purchase, subscription, underwriting, contract, lease, sublease, deed, mortgage, pledge, exchange, conveyance, assignment, participation in syndicates, or otherwise, and to receive,

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     own, hold, whether in its own name, in trust, in the name of a nominee or in any other form whatsoever, vote, guarantee, lend, transfer, deal in, deed, mortgage, pledge, exchange, sell, convey, assign, realize upon, employ and dispose of any and all forms of securities, whether fully paid or subject to further payment, including shares, stocks, bonds, debentures, voting trust certificates, scrip, warrants, rights, trust receipts, bank acceptances, coupons, trust deeds, mortgages, commercial paper, income certificates, certificates of indebtedness, certificates of interest, notes and other choses in action, obligations, securities, evidences of indebtedness, or any similar instruments of whatsoever kind, issued or created by any person, corporation, joint-stock company, joint venture, association, partnership, firm, trust syndicate, the United States, any state, municipality, district or territory thereof, any foreign country, any other body politic, any subdivision, instrumentality or agency of the foregoing or any other entity engaged in any activity whatsoever and wheresoever situated, whether the objective of any of the foregoing be current income, gain in capital or principal, or acquisition of interests useful in the business of the corporation.

         6. To acquire, use, enjoy, turn to account, become interested in, contract for, construct, purchase, take, receive, invest in, lease, sublease, own, hold, maintain, improve, develop, work, operate, manufacture, process, prepare for market, store, manage, deal in, deed, mortgage, pledge, exchange, trade, export, import, sell, convey, assign, and dispose of goods, commodities, raw materials, wares, merchandise, and any and all other kinds of personal property, wheresoever situated, and any and all rights, privileges, options, concessions, licenses, claims, grants, franchises, royalties and interests therein.

         7. To promote, finance, aid or assist, financially or otherwise, in any manner, whether by loan, subsidy, guarantee, indorsement or otherwise, whether secured or unsecured, any person, corporation, joint-stock company, joint venture, association, partnership, firm, trust, syndicate, the United States, any state, municipality, district or territory thereof, any foreign country, any other body politic, any subdivision, instrumentality or agency of the foregoing or any other entity engaged in any activity whatsoever and wheresoever situated, and, in connection therewith, to guarantee or to become surety for the payment or satisfaction of any principal, interest or dividends and to participate in any compromise, consolidation, merger, dissolution, reorganization, bankruptcy or other arrangement or proceeding.

         8. To enter into, make and perform agreements, contracts and undertakings of every kind and description, with any person, corporation, joint-stock company, joint venture, association, partnership, firm, trust syndicate, the United States, any state, municipality, district or territory thereof, any foreign country, any other body politic, any subdivision, instrumentality or agency of the foregoing or any other entity engaged in any activity whatsoever and wheresoever situated.

         9. To borrow or raise monies for any of the purposes of the corporation, and to draw, make, create, execute, issue, accept, endorse and assign any and all forms of securities, whether fully paid or subject to further payment, including shares, stocks, bonds, debentures, voting trust certificates, scrip, warrants, rights, trust receipts, bank acceptances, coupons, trust deeds, mortgages, commercial paper, income certificates, certificates of indebtedness, certificates of interest, notes and other choses in action, obligations, evidences of indebtedness, or any similar instruments of whatsoever kind, without security, or to secure the payment of any thereof by deed, mortgage, pledge, conveyance, assignment, indenture, agreement or instrument of trust, or by other lien upon, assignment of or agreement with regard to, all or any part of the property, real or personal, or franchises, income, rights or privileges of the corporation wheresoever situated, whether at the time owned or thereafter to be acquired.

        10. To acquire, use, enjoy, turn to account, or become interested in, by means of investment in, purchase, subscription, contract, lease, sublease, deed, mortgage, pledge, exchange, conveyance, assignment, participation in syndicates, registration or otherwise and to license, operate, develop, manufacture, lease, sublease, own, hold, enjoy, transfer, deal in, deed, mortgage, pledge, exchange, sell, convey, assign, apply for register, and dispose of inventions, processes, devices, designs, formulae, improvements, trademarks, trade names, copyrights, licenses, letters patent, patent rights, distinctive words or symbols, and any and all improvements or modifications thereof, and rights, interests, privileges, licenses, grants, concessions and franchises in any way pertaining thereto and wheresoever situated.

        11. To act as agent, broker, consignee, factor or otherwise for the accounts of others in all parts of the world.

        12. To establish and maintain offices, foreign companies and agencies and to appoint, employ and retain agents, subagents, salesmen, factors, brokers and other representatives and employees in all parts of the world.

        13. To purchase or otherwise acquire and to own, hold, transfer, deal in, deed, mortgage, pledge, exchange, sell, convey, assign and dispose of shares of its own capital stock and its bonds, debentures, voting trust certificates, scrip, warrants, rights, trust receipts, coupons, trust deeds, mortgages, commercial paper, income certificates, certificates of indebtedness, certificates of interest, notes and other choses in action, obligations, securities, evidences of indebtedness or any similar instruments of whatsoever kind issued by the corporation.

        14. To make donations for the public welfare or for charitable, scientific, religious or educational purposes.

        15. To engage in any other activity or enterprise not prohibited by applicable law, with all powers attendant thereto, to perform any of the activities hereinbefore set forth to the same extent as any natural person might or could do, to have and to exercise all powers necessary or convenient to effect any or all of the purposes which the corporation is authorized to pursue, and to exercise any of the aforesaid powers and effectuate any of the aforesaid purposes directly or by means of one or more subsidiaries or affiliates, domestic or foreign, either by itself or in collaboration with others.

     The enumeration herein of specific purposes shall not be deemed to limit or restrict in any manner the powers, objects, purposes, rights, interests, privileges, franchises, properties, and land or other grants, which the corporation, or any of its constituent or predecessor companies, is, was or may be entitled to under these Articles of Incorporation and any law now, heretofore or hereafter applicable.

     FOURTH: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 40,000,000 shares which shall be divided into two classes as follows:

          10,000,000 shares of Preferred Stock (Preferred Stock) without par value, and

          30,000,000 shares of Common Stock (Common Stock) of the par value of $10 per share.

     The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock shall be as follows:

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                                     I

                              PREFERRED STOCK

         1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series shall rank equally and be identical in all respects, except as permitted by the following provisions of Section 2 of this Division I.

         2. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in these Revised Articles of Incorporation or any amendment thereto, including determination of any of the following:

             (a) the distinctive serial designation and the number of shares constituting a series;

             (b) the dividend rate or rates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

             (c) whether the shares shall be redeemable and, if so, the price or prices at which and the terms and conditions on which the shares may be redeemed;

             (d) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation prior to any payment or distribution of the assets of the corporation to any class or classes of stock of the corporation junior in rank to the Preferred Stock;

             (e) whether the shares shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of a series and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of such fund; and

            (f) whether the shares shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange.

         3. Before any dividends on any class or classes of stock of the corporation junior in rank to the Preferred Stock (other than dividends dividends payable in shares of any class or classes of stock of the corporation junior in rank to the Preferred Stock) shall be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series shall be entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds of the corporation legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, payable on such dates in March, June, March, June, September and December in each year as may be fixed in such resolution or resolutions. Whenever dividends shall not have been paid, or declared and set apart for payment, upon all shares of Preferred Stock of each series, at the rate established by the resolution or resolutions adopted by the Board of directors providing for the issue of each such such series, such deficiency shall be cumulative and shall be paid, or declared and set apart for payment, before any dividends can be declared or paid on any class or classes of stock of the corporation junior in rank to the Preferred Stock. Accumulations of dividends on the Preferred Stock shall not bear interest. The term "class or classes of stock of the corporation junior in rank to the Preferred Stock" shall mean the Common Stock and any other class or classes of stock of the corporation hereafter authorized which shall rank junior to the Preferred Stock as to dividends or upon liquidation.

         4. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of Preferred Stock of the corporation shall be entitled to be paid or to have set apart for payment such sum or sums per share as shall be stated in the respective resolution or resolutions adopted by the Board of Directors providing for the issue of each series of Preferred Stock, together in each case with a sum equal to accrued and unpaid dividends, if any, at the rate of the dividends fixed therefor, to the date fixed for payment of such sum or sums, before any payment shall be made to the holders of the Common Stock.
     The voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of its property or assets to, or a consolidation or merger of the corporation with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for purposes of this section 4 of this Division I.

         5. So long as any of the Preferred Stock is outstanding, the corporation will not

             (a) Without the affirmative vote or consent of the holders of at least 66 2/3 % of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a special or annual meeting of stockholders,
         (I) create any other class or classes of stock prior in rank to the Preferred Stock, either as to dividends or upon liquidation, or increase the authorized number of shares of any such class of stock, or (ii) amend, alter or repeal any of the provisions hereof or of any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, so as adversely to affect the preferences, rights or powers of the Preferred Stock; or

             (b) Without the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a special or annual meeting of stockholders,
         (i) increase the authorized number of shares of Preferred Stock,
         (ii) create or increase the authorized number of shares of any other class or classes of stock ranking on a parity with the Preferred Stock either as to dividends or upon liquidation, or
         (iii) sell, lease or convey all or substantially all of the property or business of the corporation, or voluntarily liquidate, dissolve or wind up the corporation, or merge or consolidate the corporation and any other corporation unless the resulting or surviving corporation will have after such merger or consolidation no stock either authorized or outstanding (except such stock of the corporation as may have been authorized or outstanding immediately preceding such merger or consolidation, or such stock of the resulting or surviving corporation as may be issued in exchange therefor) prior in rank either as to dividends or upon liquidation to the Preferred Stock or the stock of the resulting or surviving corporation issued in exchange therefor; provided, however, that no consent of the holders of the Preferred Stock shall be required by the foregoing in connection with any mortgaging or other hypothecation by the corporation of all or any part of its property or business.

         6. Each holder of Preferred Stock shall be entitled to one vote for each share held and, except as otherwise herein or by law provided, the Preferred Stock and Common Stock of the corporation shall vote together as one class, except that while the holders of Preferred
     Stock, voting as a class, are entitled to elect two directors as provided in Section 7 of this Division I, they shall not be entitled to participate with the Common Stock in the election of any other directors.

         7. (a) If and whenever dividends on the Preferred Stock shall be in arrears and such arrears shall aggregate an amount at least equal to six quarterly dividends upon such stock, then and in such event the holders of the Preferred Stock, voting separately as a class, shall be entitled, at the next annual meeting of the shareholders or at a special meeting held in place thereof, or at a special meeting of the holders of the Preferred Stock called as hereinafter provided, to elect two directors. Whenever all arrears in dividends on the Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the Preferred Stock to elect such number of directors shall cease, but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends.

             (b) At any time after such voting power shall have so vested in the Preferred Stock, the Secretary of the corporation may, and upon the written request of the holders of record of 10% or more of the shares of Preferred Stock then outstanding, shall, call a special meeting of the holders of the Preferred Stock for the election of the directors to be elected by them as hereinafter provided, to be held within 30 days after such call and at the place and upon the notice provided by law and in the bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of shareholders. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more of the shares of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock ledger of the corporation. No such special meeting and no adjournment thereof shall be held on a date later than 30 days before the annual meeting of the stockholders or a special meeting held in place thereof next succeeding the time when the holders of the Preferred Stock become entitled to elect directors as above provided.

             (c) Notwithstanding that the directors of this corporation may be divided into one, two or three classes as authorized by law, if any meeting of the shareholders shall be held while holders of Preferred Stock voting as a class are entitled to elect two directors as hereinabove provided, and if the holders of at least a majority of the Preferred Stock then outstanding shall be present or represented by proxy at such meeting or any adjournment thereof, then, by vote of the holders of at least a majority of the Preferred
         Stock present or so represented at such meeting, the then authorized number of directors of the corporation shall be increased by two and at such meeting of the holders of the Preferred Stock shall be entitled to elect the additional directors so provided for, but no such additional director so elected shall hold office beyond the annual meeting of the shareholders or a special meeting held in place thereof next succeeding the time when the holders of the Preferred Stock become entitled to elect two directors as above provided. Whenever the holders of the Preferred Stock shall be divested of special voting power as above provided, the terms of office of all persons elected as directors by the holders of the Preferred Stock as a class shall forthwith terminate, and the authorized number of directors of the corporation shall be reduced accordingly.

         In case a class of preferred stock other than the Preferred Stock, prior in rank to or on a parity with the Preferred Stock as to dividends or upon liquidation, shall be created and issued, nothing herein contained shall prevent any such other class from being given the right, in case dividends thereon or sinking fund requirements, if any, thereof shall be in arrears, to vote as part of the same class as and equally with the Preferred Stock and to have and exercise, pari passu with the shares of Preferred Stock entitled to vote on any matters, any and all voting rights and powers hereinbefore set forth with respect to the Preferred Stock, provided, however, that nothing herein contained shall prevent the giving of additional voting power not inconsistent with that granted in this paragraph to any class of preferred stock other than the Preferred Stock.

         8. Shares of Preferred Stock which have been issued and reacquired in any manner by the corporation (excluding, until the corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) shall have the status of authorized but unissued shares of Preferred Stock and may be reissued.


                                     II

                                COMMON STOCK

         1. Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

         2. The holders of the Common Stock shall have the exclusive right to receive any dividends which may be declared payable in stock of the corporation of any class or in property.

         3. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amount to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation, of whatever kind, available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         4. Except as may be otherwise required by law or these Revised Articles of Incorporation, the holders of Common Stock shall have one vote in respect of each share of stock held of record on the books of the corporation and shall vote together, share for share, with the holders of the Preferred Stock as one class for the election of directors and upon all other matters voted upon by the shareholders.


                                    III

                              OTHER PROVISIONS

         1. Subject to the protective conditions and restrictions of any outstanding Preferred Stock, any amendment to these Revised Articles of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation.

         2. The shares of all classes of capital stock of this corporation may be issued by this corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors of this corporation without action by or consent of the stockholders, provided that shares of capital stock having a par value shall not be issued for consideration less than such par value; and all shares of all classes of capital stock of this corporation so issued shall be deemed fully paid and non-assessable and the holders of such shares shall not be liable thereunder to this corporation or its creditors. No stockholder of this corporation shall have any pre-emptive or preferential right of subscription to any shares of any capital stock of any class of this corporation, or to any securities or obligations convertible into any class of capital stock of this corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors of this corporation in its discretion from time to time may determine, and at such price as the Board of Directors from time to time may fix, pursuant to the authority hereby conferred by these Revised Articles of Incorporation of this corporation, and the Board of Directors may issue any class of capital stock of this corporation, or securities or obligations convertible into any class of capital stock without offering such issue of capital stock, securities, or obligations either in whole or in part, to the stockholders of this corporation. The acceptance of any class of capital stock, securities, or obligations of this corporation shall be a waiver of any such pre-emptive or preferential right which in the absence of this provision might otherwise be asserted by stockholders of this corporation or any of them.

         3. Except as otherwise provided by law, this corporation shall be entitled to treat the person in whose name any share of capital stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof.

     FIFTH: In electing directors each shareholder may accumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. At a meeting expressly called for that purpose, one or more directors or the entire Board of Directors may be removed without cause but only by a vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. No one of the directors may be removed if the votes of a sufficient number of shares are cast against his removal which, at an election of the class of directors of which he is a member, would be sufficient to elect him.

     SIXTH: The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.

     SEVENTH: The number of Directors of the corporation shall be such as shall from time to time be fixed by the bylaws, but shall not be less than three.

     Whenever the number of Directors fixed by the bylaws shall be nine or more, the Directors shall be divided into three classes as nearly equal in size as possible, the term of office of the first class of Directors to expire at the first annual meeting after their election, that of the second class of Directors to expire at the second annual meeting after their election and that of the third class of Directors to expire at the third annual meeting after their election. At each annual meeting of shareholders after such classification the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

     EIGHTH: These Revised Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

                           ---------------------

     3. The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote thereon was 100.

     4. No shares of any class were entitled to vote thereon as a class.

     5. The number of shares voted for such amendment was 100; and the number of shares voted against such amendment was 0.

     6. The amendment does not provide for any exchange, reclassification or cancellation of issued shares.

     7. The amendment does not effect any change in the stated capital of the corporation.

Dated May 1, 1969.

                                           UNION PACIFIC CORPORATION

                                           By  /s/ JAMES H. EVANS
                                               ---------------------
                                               President

ATTEST:

/s/ C. W. Rossworn
- -------------------
Secretary



STATE OF NEW YORK     ]
                      ] SS
COUNTY OF NEW YORK    ]

  I, ELIZABETH L. GALPINE, a notary public, do hereby certify that on this 10th day of June, 1969, personally appeared before me JAMES H. EVANS, who being by me first duly sworn, declared that he is the President of Union Pacific Corporation, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                              ELIZABETH L. GALPINE
                                   Notary Public

  (Notarial Seal)             ELIZABETH L. GALPINE
                              Notary Public, State of New York
                              No. 30-6451300
                              Qualified in Nassau County
                              Certificate Filed in N. Y.
                              Co. Clk's Office
                              Commission Expires March 30, 1970

                            ARTICLES OF AMENDMENT

                                   TO THE

                      REVISED ARTICLES OF INCORPORATION

                                     OF

                          UNION PACIFIC CORPORATION

     Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, as amended, Union Pacific Corporation, a corporation of the State of Utah, hereby adopts the following Articles of Amendment to its Revised Articles of Incorporation:

     1.   The name of the corporation is Union Pacific Corporation.

     2. The following amendment to the corporation's Revised Articles of Incorporation was adopted by the shareholders of the corporation on January 18, 1977, in the manner prescribed by the Utah Business Corporation Act:

     The first paragraph of Article Fourth of the Revised Articles of Incorporation shall be deleted and the following two paragraphs shall be substituted therefor:

          "FOURTH: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 70,000,000 shares which shall be divided into two classes as follows:

               10,000,000 shares of Preferred Stock (Preferred Stock) without par value, and

               60,000,000 shares of Common Stock (Common Stock) of the par value of $5 per share.

          On the date on which the Secretary of State of the State of Utah shall issue a Certificate of Amendment to the revised Articles of Incorporation which contain the above amendment to this Article Fourth, each share of Common Stock of the par value of $10 per share theretofore outstanding shall be automatically converted into two shares of Common Stock of the par value of $5 per share. The certificates for each outstanding share of the par value of $10 shall become certificates for the number of shares stated thereon of the par value of $5 each, and the corporation shall promptly issue to each holder a certificate for additional shares of the par value of $5 each equal in number to the number then held by such holder."

     3. The number of shares of the corporation outstanding at the time of the adoption of such amendment and entitled to vote thereon was 23,870,285 shares, consisting of 23,511, 458 shares of Common Stock, $10 par value, and 358,827 shares of Preferred Stock without par value.

     4. The 23,870,285 shares of Common Stock and Preferred Stock outstanding at the time of such adoption were entitled to vote thereon together as one class and the 23,511,458 shares of Common Stock then outstanding were entitled to vote thereon as a separate class.

     5. The number of shares of Common Stock and Preferred Stock, voting together as one class, which were voted for such amendment was 19,141,291, and the number of such shares which were voted against the amendment was 65,379; the number of shares of Common Stock, voting as a separate class, which were voted for such amendment was 18,916,034, and the number of such shares which were voted against the amendment was 59,191.

     6. The amendment provides for a reduction in the par value of the Common Stock from $10 to $5 per share and a split in the issued Common Stock on a 2-for-1 basis.

     7. The amendment does not effect any change in the stated capital of the Corporation.

Dated: January 18, 1977.

                                        UNION PACIFIC CORPORATION

                                        By /s/ JAMES H. EVANS
                                           -------------------
                                           President

ATTEST:

     /s/   C. N. OLSEN
     ------------------
     SECRETARY


STATE OF NEW YORK     ]
                      ] SS
COUNTY OF NEW YORK    ]

  I, KENDOR P. JONES, a notary public do hereby certify that on this 18th day of January, 1977, personally appeared before me, JAMES H. EVANS, who being by me first duly sworn, declared that he is the President of Union Pacific Corporation; that he signed the foregoing document as President of such corporation; and that the statements contained therein are true.

                           KENDOR P. JONES
                            Notary Public

  (Notarial Seal)             KENDOR P. JONES
                              Notary Public, State of New York
                              No. 31-7115525
                              Qualified in New York County
                              Commission Expires March 30, 1978

Filed and certificate issued January 27, 1977.

                              DAVID S. MONSON
                              Secretary of State

                           ARTICLES OF AMENDMENT

                                  TO THE

                     REVISED ARTICLES OF INCORPORATION

                                    OF

                         UNION PACIFIC CORPORATION


     Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, as amended, Union Pacific Corporation, a corporation of the State of Utah, hereby adopts the following Articles of Amendment to its Revised Articles of Incorporation:

     1.   The name of the corporation is Union Pacific Corporation.

     2. The following amendment to the corporation's Revised Articles of Incorporation was adopted by the shareholders of the corporation on April 18, 1980, in the manner prescribed by the Utah Business Corporation Act:

     The first paragraph of Article Fourth of the Revised Articles of Incorporation shall be deleted and the following two paragraphs shall be substituted therefor:

          "FOURTH:   The total number of shares of all classes of capital
     stock which the corporation shall have the authority to issue is 220,000,000 shares which shall be divided into two classes as follows:

             20,000,000 shares of Preferred Stock (Preferred Stock) without par value, and

             200,000,000 shares of Common Stock (Common Stock) of the par value of $2.50 per share.

        On the date on which the Secretary of State of the State of Utah shall issue a Certificate of Amendment to the Revised Articles of Incorporation which contain the above amendment to this Article Fourth, each share of Common Stock of the par value of $5 per share theretofore outstanding shall be automatically converted into two shares of Common Stock of the par value of $2.50 per share. The certificates for each outstanding share of the par value of $5 shall become certificates for the number of shares stated thereon of the par value of $2.50 each, and the corporation shall promptly issue to each holder a certificate for additional shares of the par value of $2.50 each equal in number to the number then held by such holder."

     3. The number of shares of the corporation outstanding at the time of the adoption of such amendment and entitled to vote thereon was 47,823,395 of Common Stock, $5 par value.

     4. The number of shares of Common Stock, which were voted for such amendment was 31,386,516, and the number of such shares which were voted against the amendment was 224,113.

     5. The amendment provides for a reduction in the par value of the Common Stock from $5 to $2.50 per share and a split in the issued Common Stock on a 2-for-1 basis.

     6. The amendment does not effect any change in the stated capital of the corporation.

Dated:   April 23, 1980.

                                        UNION PACIFIC CORPORATION

                                        By /s/ W. S. Cook
                                           ----------------
                                           President

ATTEST:

     /s/ C. N. OLSEN
     ----------------
     Secretary

STATE OF NEW YORK    ]
                     ] SS
COUNTY OF NEW YORK   ]

     I, KENDOR P. JONES, a notary public, do hereby certify that on this 23rd day of April, 1980, personally appeared before me, W. S. COOK, who being by me first duly sworn, declared that he is the President of Union Pacific Corporation; that he signed the foregoing document as President of such Corporation; and that the statements contained therein are true.

                           KENDOR P. JONES
                           Notary Public

  (Notarial Seal)            KENDOR P. JONES
                             Notary Public, State of New York
                             No. 31-7115525
                             Qualified in New York County
                             Commission Expires March 30, 1982



Filed and certificate issued April 25, 1980.


                                        DAVID S. MONSON
                                        Secretary of State

                            ARTICLES OF AMENDMENT

                                   TO THE

                      REVISED ARTICLES OF INCORPORATION

                                     OF

                          UNION PACIFIC CORPORATION


     Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, as amended, Union Pacific Corporation, a corporation of the State of Utah, hereby adopts the following Articles of Amendment to its Revised Articles of Incorporation:

     1.   The name of the corporation is Union Pacific Corporation.

     2. The following amendments to the corporation's Revised Articles of Incorporation were adopted by the shareholders of the corporation on April 19, 1985, in the manner prescribed by the Utah Business Corporation Act:

     The first paragraph of Article Fourth of the Revised Articles of Incorporation shall be deleted and the following paragraph shall be substituted therefor:

          "FOURTH: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 320,000,000 shares, which shall be divided into two classes as follows:

               20,000,000 share of Preferred Stock (Preferred Stock) without par value, and

               300,000,000 shares of Common Stock (Common Stock) of the par value of $2.50 per share."

     Article Fifth of the Revised Articles of Incorporation shall be amended by adding the following provision as the last sentence thereof:

          "Notwithstanding any other provision of these Revised Articles of Incorporation or the bylaws of the corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Revised Articles of Incorporation or the bylaws of the corporation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 %) of the shares of capital stock of the corporation then entitled to vote thereon shall be required to amend or repeal, or adopt any provision inconsistent with, the provisions of this Article Fifth relating to the removal of directors."

     Article Seventh of the Revised Articles of Incorporation shall be amended by adding the following provision as the third paragraph thereof:

          "Notwithstanding any other provision of these Revised Articles of Incorporation or the bylaws of the corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Revised Articles of Incorporation or the bylaws of the corporation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 %) of the shares of capital stock of the corporation then entitled to vote thereon shall be required to amend or repeal, or adopt any provision inconsistent with, this Article Seventh."

     A new Article Eighth shall be added as follows:

          "EIGHTH: A. In addition to any affirmative vote required by law or these Revised Articles of Incorporation or the bylaws of the corporation, and except as otherwise expressly provided in Section B of this Article Eighth, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by any Interested Shareholder (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class or other vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

          B. The provisions of Section A of this Article Eighth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Revised Articles of Incorporation or the bylaws of the corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to all holders of the corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 1 is met:

               1. The Business Combination shall have been approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Shareholder to become an Interested Shareholder) of the Continuing
          Directors (as hereinafter defined).

               2.   All of the following conditions shall have been met:

               a. The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                    (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the Announcement Date) or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

                    (ii) the Fair Market Value per share of Common Stock
               on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the Determination Date), which ever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

               b. The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock other than Common Stock shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:

                    (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or
               (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                    (ii) the Fair Market Value per share of such class or
               series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                    (iii)(if applicable) the highest preferential amount
               per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation regardless of whether the Business Combination to be consummated constitutes such an event.

          The provisions of this Paragraph b shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.


               c. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares or any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

               d. After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage of beneficial ownership of any class or series of Capital Stock.

               e. After the Determination Date, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               f. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 (the Act) and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the

          Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates or Associates (as hereinafter defined) such investment banking firm to be paid a reasonable fee for its services by the corporation.

               g. Such Interested Shareholder shall not have made any major change in the corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

          C. The following definitions shall apply with respect to this Article Eighth:

          1.   The term "Business Combination" shall mean:

               a. Any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other company (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Shareholder; or

               b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets, securities or commitments of the corporation, any Subsidiary, or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having an aggregate Fair Market Value and/or involving aggregate commitments of $50,000,000 or more or constituting more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or 5 percent of the shareholders' equity (in the case of transactions in Capital Stock) of the entity in question (the Substantial Part), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the shareholders of the corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

               c. the adoption of any plan or proposal for the liquidation or dissolution of the corporation which is voted for or consented to by any Interested Shareholder; or

               d. any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

               e. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses a to d.

          2. The term "Capital Stock" shall mean all capital stock of the corporation authorized to be issued from time to time under Article Fourth of these Revised Articles of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the corporation generally.

          3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

          4.   The term "Interested Shareholder" shall mean any person
     (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding share of Voting Stock.

          5.   A person shall be a "beneficial owner" of any Capital Stock:
     (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that this Article Eighth is approved by the Board of Directors (the term "registrant" in said Rule 12b-2 meaning in this case the corporation).

          7. The term "Subsidiary" shall mean any company of which a majority of any class of equity security is beneficially owned by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the corporation.

          8. The term "Continuing Director" shall mean any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of an Interested Shareholder and was a member of the Board of Directors prior to the time that an Interested Shareholder became an Interested Shareholder, and any successor of a Continuing director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of an Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

          9. The term "Fair Market Value" shall mean (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          10. In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2.a and 2.b of Section B of this Article Eighth shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

          D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article Eighth, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance of transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50,000,000 or more, and (e) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

          E. Nothing contained in this Article Eighth shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

          F. The fact that any Business Combination complies with the provisions of Section B of this Article Eighth shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

          G.   Notwithstanding any other provisions of these Revised
     Articles of Incorporation or the bylaws of the corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Revised Articles of Incorporation or the bylaws of the corporation), the affirmative vote of the holders of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by any Interested Shareholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Eighth; provided, however, that this Section G shall not apply to, and such majority vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article Eighth."

     The present Article Eighth shall be renumbered as Article Ninth.

          3. The number of shares of the corporation outstanding at the time of the adoption of such amendments and entitled to vote thereon was 112,274,351 shares of Common Stock, $2.50 par value, and 4,325,437 shares of Preferred Stock, without par value.

          4.   (a)  The number of shares of Common Stock and Preferred
     Stock, voting as a single class, which were voted for the amendment to Article Fourth was 84,378,424, and the number of such shares which were voted against the amendment was 7,860,238. The number of shares of Common Stock which were voted for such amendment was 82,042,258, and the number of shares which were voted against the amendment was 7,756,834.

               (b) The number of shares of Common Stock and Preferred Stock, voting as a single class, which were voted for the amendments to Articles Fifth and Seventh, for proposed Article Eighth, and for the renumbering of the present Article Eighth as Article Ninth was 70,890,933, and the number of such shares which were voted against such amendments and such proposal was 16,156,063.

          5. The amendments do not effect any change in the stated capital of the corporation.

Dated: April 19, 1985


                              UNION PACIFIC CORPORATION


                                   By    /s/ W. S. COOK
                                        ---------------
                                        President and Chief
                                          Executive Officer

ATTEST:

 /S/ C. N. OLSEN
- ----------------
Secretary



STATE OF UTAH            )
                         )SS
COUNTY OF SALT LAKE      )

     I, Gail L. Young, a notary public, do hereby certify that on this 19th day of April, 1985, personally appeared before me, W. S. Cook, who being by me first duly sworn, declared that he is the President and Chief Executive Officer of Union Pacific Corporation; that he signed the foregoing document as President and Chief Executive Officer of such Corporation; and that the statements contained therein are true.


                              /s/   GAIL L. YOUNG
                                 Notary Public

(Notarial Seal)
   2-1-88



Filed and certificate issued April 19, 1985.


                                   Randall R. Smart
                                   Director, Division of
                                     Corporations and Commercial
                                     Code

                     ARTICLES OF AMENDMENT
                            to the
                REVISED ARTICLES OF INCORPORATION
                             of
                   UNION PACIFIC CORPORATION


     Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, as amended, Union Pacific Corporation, a corporation of the State of Utah, hereby adopts the following Articles of Amendment to its Revised Articles of Incorporation:

1.   The name of the corporation is Union Pacific Corporation.

2. The following amendment to the corporation's Revised Articles of Incorporation was adopted by the shareholders of the corporation on April 17, 1992, in the manner prescribed by the Utah Business Corporation Act:

     A new Article Ninth shall be added as follows:

          "NINTH:   To the fullest extent that the Utah Business
          Corporation Act as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

     The present Article Ninth shall be renumbered as Article Tenth.

3. The number of shares of the corporation outstanding at the time of the adoption of the amendment was 105,243,028 shares of Common Stock, $2.50 par value, and 4,322,498 shares of Preferred Stock, without par value, and the number of shares of the corporation entitled to vote on the amendment was 105,190,051 shares of such Common Stock, and 4,323,028 shares of such Preferred Stock.

4. The number of shares of Common Stock and Preferred Stock, voting as a single class, which were voted for the amendment was 82,281,490, and the number of such shares which were voted against the amendment was 4,026,694.

5. The amendment does not effect any change in the stated capital of the corporation.



Dated: May 11, 1987


                              UNION PACIFIC CORPORATION


                              By /s/ W. J. MCDONALD
                                 -------------------
                               Senior Vice President-Law


ATTEST:


    /s/   C. N. OLSEN
    ------------------
     Secretary


STATE OF NEW YORK   )
                    )ss.
COUNTY OF NEW YORK  )

          I, Barbara Schulman, a notary public, do hereby certify that on this 11th day of May, 1987, personally appeared before me, William J. McDonald, who being by me first duly sworn, declared that he is the Senior Vice President-Law of Union Pacific Corporation; that he signed the foregoing document as the Senior Vice President-Law of such Corporation; and that the statements contained therein are true.


                              /s/   B. SCHULMAN
                                   Notary Public

(Notarial Seal)

                      ARTICLES OF AMENDMENT
                            to the
                 REVISED ARTICLES OF INCORPORATION
                             of
                    UNION PACIFIC CORPORATION


     Pursuant to the provisions of Section 16-10-57 of the Utah Business Corporation Act, as amended, Union Pacific Corporation, a corporation of the State of Utah, hereby adopts the following Articles of Amendment to its Revised Articles of Incorporation:

1.   The name of the corporation is Union Pacific Corporation.

2. The following amendment to the corporation's Revised Articles of Incorporation was adopted by the shareholders of the corporation on April 17, 1992, in the manner prescribed by the Utah Business Corporation Act:

          The first paragraph of Article Fourth of the Revised Articles of Incorporation shall be amended to read in its entirety as follows:

          "FOURTH: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 520,000,000 which shall be divided into two classes as follows:

          20,000,000 shares of Preferred Stock (Preferred Stock) without par value, and

          500,000,000 shares of Common Stock (Common Stock) of the par value of $2.50 per share."

3. The number of shares of the corporation outstanding at the time of the adoption of the amendment was 203,866,621 shares of Common Stock, $2.50 par value, and the number of shares of the corporation entitled to vote on the amendment was 203,025,267 shares of such Common Stock.

4. The number of shares of Common Stock which were voted for the amendment was 147,595,275, and the number of such shares which were voted against the amendment was 17,500,814.

5. The amendment does not effect any change in the stated capital of the corporation.

Dated:  April 17, 1992

                              UNION PACIFIC CORPORATION




                              By  /s/ C. W. von Bernuth
                                 ----------------------
                                 Senior Vice President and
                                  General Counsel


ATTEST:



/s/ J. L. Swantak
- -----------------
Secretary





COMMONWEALTH OF PENNSYLVANIA  )
                              )SS.
COUNTY OF LEHIGH              )


     I, Judith E. Ritter, a notary public, do hereby certify that on this 17th day of April, 1992, personally appeared before me, Carl W. von Bernuth, who being by me first duly sworn, declared that he is the Senior Vice President and General Counsel of Union Pacific Corporation; that he signed the foregoing document as Senior Vice President and General Counsel of such Corporation; and that the statements contained therein are true.



                       /s/ J. E. Ritter
                           Notary Public



(Notarial Seal)

                          ARTICLES OF AMENDMENT
                                 to the
                    REVISED ARTICLES OF INCORPORATION
                                   of
                        UNION PACIFIC CORPORATION


     Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, Union Pacific Corporation, a corporation of the State of Utah, hereby adopts the following Articles of Amendment to its Revised Articles of Incorporation:

1.   The name of the corporation is Union Pacific Corporation.

2. The following amendments to the corporation's Revised Articles of Incorporation have been adopted in the manner prescribed by the Utah Revised Business Corporation Act:

     A. The text of Article FIFTH of the Revised Articles of Incorporation shall be amended in relevant part to delete the following sentence:

          "In electing directors each shareholder may accumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates."

          The text of Article FIFTH of the Revised Articles of Incorporation shall be further amended to insert the following immediately prior to the last sentence of such Article FIFTH:

          "In voting for the election of directors holders of Common Stock shall not have the right to accumulate their votes. Notwithstanding that shareholders shall not be entitled to accumulate votes in the election of directors no one of the directors may be removed if the votes of a sufficient number of shares are cast against removal which, at an election of the class of directors of which the director is a member (or at an election of the entire board of directors commencing at the 1999 annual meeting), would have been sufficient to elect the director if cumulative voting were applicable."

     B. Article SEVENTH of the Revised Articles of Incorporation shall be amended to read in its entirety as follows:

          "The number of directors of the corporation shall be such as shall from time to time be fixed by the bylaws, but shall not be less than three.

          Through and including the 1996 annual meeting, whenever the number of directors fixed by the bylaws shall be nine or more, the directors shall be divided into three classes as nearly equal in size as possible, with the term of office of each class of directors expiring at the third annual meeting after their election. At each annual meeting, commencing with the annual meeting in 1997, the successors of the directors whose terms expire in that year shall be elected to serve until the annual meeting held in the following year, so that, upon the expiration in 1999 of the terms of the directors elected at the annual meeting in 1996, all directors shall be elected to hold office for a one-year term."

3. Each of the foregoing amendments was approved by the Board of Directors of the corporation on January 24, 1996 and was approved by the shareholders of the corporation on April 19, 1996.

4. The number of shares of the corporation's Common Stock, $2.50 par value, constituting the only voting group entitled to vote on the amendments (the "Common Stock"), outstanding at the time of adoption of the amendments and entitled to vote on the amendments was 205,598,986 shares, and the number of shares of Common Stock indisputably represented at the meeting was 182,702,584, each of which shares of Common Stock was entitled to one vote.

5. The number of votes cast for the amendment of Article FIFTH was 134,347,182 and the number of votes cast against such amendment was 22,662,877.

6. The number of votes cast for the amendment of Article SEVENTH was 152,482,535, and the number of votes cast against such amendment was 4,366,382.



Dated:  April 24, 1996


                                   UNION PACIFIC CORPORATION



                                   By /s/ Carl W. von Bernuth
                                     Carl W. von Bernuth
                                     Senior Vice President and
                                     General Counsel